Exhibit 10.55

AMENDMENT NO. 4

TO

SERIES 2000-1 TERMS SUPPLEMENT

AMENDMENT NO. 4, dated as of February 14, 2003, between MCG Master Trust (the “Issuer”) and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the Issuer and the Indenture Trustee entered into the Indenture dated as of June 1, 2000 (as amended, the “Indenture”) and the Series 2000-1 Terms Supplement to the Indenture dated as of June 1, 2000 (as amended, the “Series 2000-1 Terms Supplement”) in connection with the issuance by the Issuer of the MCG Master Trust Notes, Series 2000-1 (the “Notes”); and

WHEREAS, Section 9.02 of the Indenture and Section 5.5 of the Series 2000-1 Terms Supplement permit the Series 2000-1 Terms Supplement to be amended from time to time pursuant to the conditions set forth therein; and

WHEREAS, the parties hereto wish to amend the Series 2000-1 Terms Supplement as set forth herein;

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1.    Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Series 2000-1 Terms Supplement and in Appendix A to the Sale and Servicing Agreement dated as of June 1, 2000, as amended, among the Issuer, MCG Finance II, LLC (f/k/a MCG Finance Corporation II) and MCG Capital Corporation (f/k/a MCG Credit Corporation).

2.    Clause (vii) of the definition “TERMINATION EVENT” is hereby deleted and replaced with the following:

as of any Determination Date through and including June 30, 2003, the Average Portfolio Charged-Off Ratio is greater than 7.00% or, as of any Determination Date occurring thereafter, the Average Portfolio Charged-Off Ratio is greater than 3.00%; or

3.    Clause (a) of Section 3.4 is hereby deleted and replaced with the following:

At all times that Advances are outstanding, if the Average Portfolio Yield is less than 4.75%, the Issuer shall enter into one or more Hedge Transactions, provided that each such Hedge Transaction shall:

4.    Clause (a)(ii) of Section 3.4 is hereby deleted and replaced with the following:

have a notional amount such that the Hedge Notional Amount in effect during any Interest Accrual Period shall be equal to at least 100% of the product of the Applicable Percentage for Series 2000-1 and the aggregate Principal Balance of all Eligible Loans that are not Variable Rate Loans (or if the Average Portfolio Yield is less than 1.75%, 100% of the product of the Applicable Percentage for Series 2000-1 and the aggregate Principal Balance of all Eligible Loans).

5.    Except as otherwise set forth herein, the Series 2000-1 Terms Supplement shall continue in full force and effect in accordance with its terms.

6.    This Amendment No. 4 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

7.    The provisions of this Amendment No. 4 are subject to (i) the receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to Administrative Agent) of this Amendment and of the letter agreement dated February 14, 2003 among Wachovia Securities, Inc., as Deal Agent, MCG Capital Corporation, MCG Master Trust, and Variable Funding Capital Corporation (the “Letter”), in each case, duly executed on behalf of each of the parties hereto and thereto and (ii) the satisfaction of the conditions precedent set forth in paragraph 6 of the Letter.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 to Series 2001-1 Terms Supplement as of the day and year first above written.

MCG MASTER TRUST:

By:	MCG CAPITAL CORPORATION (f/k/a MCG Credit Corporation)

By:	/s/ SAMUEL G. RUBENSTEIN

Name: Samuel G. Rubenstein
Title: General Counsel and Executive Vice President

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a Norwest Bank Minnesota, National Association), not in its individual capacity but solely as Indenture Trustee

By:	/s/ TIMOTHY MATYI

Name: Timothy Matyi
Title: Assistant Vice President

CONSENTED TO:

WACHOVIA SECURITIES, INC. (f/k/a First Union Securities, Inc.),
as Administrative Agent

By	/s/ RAJ SHAH

Name: Raj Shah
Title: Director

VARIABLE FUNDING CAPITAL CORPORATION, as Sole Noteholder

By:	WACHOVIA SECURITIES, INC. (f/k/a First Union Securities, Inc.), as attorney-in-fact

By	/s/ DOUGLAS R. WILSON, SR.

Name: Douglas R. Wilson, Sr.
Title: Vice President

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